Exhibit 99.1

McEwen Inc. Joins Russell 2000® Index

TORONTO, ONTARIO, June 29, 2026 – McEwen Inc. (NYSE/TSX: MUX) today announced that it has been added to the Russell 2000® Index as part of the June 2026 Russell Reconstitution. The reconstitution becomes effective upon the opening of US equity markets on June 29, 2026. Membership in the Russell 2000® Index is based on inclusion in the broad-market Russell 3000® Index.

The Russell 3000® Index represents approximately 98% of the investable US equity market by market capitalization and serves as the foundation for the Russell 1000® and Russell 2000® indexes. The Russell 1000® Index measures the performance of the largest 1,000 companies within the Russell 3000® Index, while the Russell 2000® Index measures the performance of the smallest 2,000 companies within that universe.

Rob McEwen, Chairman and Chief Owner of McEwen Inc., comments:

“We are delighted that McEwen has been added to the Russell 2000® Index. We believe this inclusion will increase McEwen’s visibility among institutional investors and index-tracking strategies. As we continue advancing our portfolio of gold, silver and copper assets, we remain focused on executing our growth plans, strengthening operating performance and creating long-term value for our shareholders.”

Russell indexes are global benchmarks widely used by investment managers and institutional investors for index funds and active investment strategies. According to data as of the end of June 2025, about $12.2 trillion in assets are benchmarked against the Russell US indexes, which belong to FTSE Russell, the global index provider.

Fiona Bassett, CEO of FTSE Russell, an LSEG Business, comments:

“The Russell indexes have continuously adapted to the evolving dynamic US economy, and it’s crucial to fully recalibrate the suite of Russell US Indexes, ensuring the indexes maintain an accurate representation of the market. The transition to a semi-annual reconstitution frequency this year will ensure our indexes continue to represent the market and maintain the purpose of the index as a portfolio benchmark.”

For more information regarding the Russell indexes and the reconstitution process, visit the “Russell Reconstitution” section on the FTSE Russell website.

ABOUT MCEWEN

McEwen is a diversified gold, silver and copper company trading on the NYSE and TSX under the ticker symbol “MUX”.

The Company provides shareholders exposure to a growing base of gold and silver production in prolific mineral-rich regions throughout the Americas including the Cortez Trend in Nevada, USA, the Timmins district of Ontario and Flin Flon in Manitoba, Canada, and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also advancing the reactivation of its El Gallo gold and silver mine in Mexico. The Company’s near-term objective is to double its total annual production to 250,000–300,000 gold equivalent ounces by 2030.

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In addition, McEwen provides exposure to copper through its 46.3% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules development project in San Juan, Argentina. Based on the last equity financing for McEwen Copper, the implied value of McEwen’s ownership interest is US$457 million.

Los Azules is being developed with the goal of becoming one of the world’s first regenerative copper mines and achieving carbon neutrality by 2038. The Feasibility Study released on October 7, 2025 highlights the project's strong economics and focus on environmental stewardship.

McEwen also recently purchased 27.3% of Paragon Advanced Labs Inc., a publicly traded company deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon seeking to become a leading service provider in the sector.

Chairman and Chief Owner Rob McEwen has invested over US$290 million personally and takes a salary of $1 per year, aligning his interests with those of our shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and winner of the EY Entrepreneur of the Year (Energy) award. His goal is to significantly multiply the value of our shareholders’ investments and his own, as he did while building Goldcorp Inc.

About FTSE Russell

FTSE Russell is a global index leader that provides innovative benchmarking, analytics and data solutions for investors worldwide. FTSE Russell calculates thousands of indexes that measure and benchmark markets and asset classes in more than 70 countries, covering 98% of the investable market globally.

FTSE Russell index expertise and products are used extensively by institutional and retail investors globally. Approximately $21.2 trillion is benchmarked to FTSE Russell indexes. Leading asset owners, asset managers, ETF providers and investment banks choose FTSE Russell indexes to benchmark their investment performance and create ETFs, structured products and index-based derivatives.

A core set of universal principles guides FTSE Russell index design and management: a transparent rules-based methodology is informed by independent committees of leading market participants. FTSE Russell is focused on applying the highest industry standards in index design and governance and embraces the Principles of the International Organization of Securities Commissions. FTSE Russell is also focused on index innovation and customer partnerships as it seeks to enhance the breadth, depth and reach of its offering.

FTSE Russell is wholly owned by LSEG.

For more information, visit FTSE Russell.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed are as at the date of this news release and are McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

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WEB SITE	SOCIAL MEDIA
www.mcewenmining.com	McEwen	Facebook:	facebook.com/mceweninc
		LinkedIn:	linkedin.com/company/mceweninc
CONTACT INFORMATION		X:	X.com/mceweninc
150 King Street West		Instagram:	instagram.com/mceweninc
Suite 2800, PO Box 24
Toronto, ON, Canada	McEwen Copper	Facebook:	facebook.com/ mcewencopper
M5H 1J9		LinkedIn:	linkedin.com/company/mcewencopper
		X:	X.com/mcewencopper
Investor Relations		Instagram:	instagram.com/mcewencopper
(866)-441-0690 - Toll free line
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
Mihaela Iancu ext. 2006		LinkedIn:	linkedin.com/in/robert-mcewen-646ab24
info@mcewenmining.com		X:	X.com/robmcewenmux

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